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U.S. Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2003

Commission file number 1-12793

STARTEK, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	84-1370538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Garfield Street, Denver, Colorado 80206
(Address of principal executive offices, Zip Code)

(303) 361-6000
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

        On November 5, 2003, StarTek announced the promotion of Gene McKenzie to Executive Vice President and Chief Financial Officer. Gene has been serving as the Controller for the past year and a half, and his experience provides excellent qualification for his new position. Before joining StarTek, Gene served as Director of Finance and Information Technology for a $700 million division of International Paper Company and ran his own business, Analytical Solutions, Inc., for 3 years. Previously, he worked 6 years for Atlantic Richfield and 10 years in auditing with Ernst and Young in Dallas and New York City. Mr. McKenzie has a BBA degree in accounting from Abilene Christian University and an MBA from the University of Denver.

        StarTek also announced that its Board of Directors has declared an increase in its quarterly cash dividend to $0.37 per share, payable November 25, 2003, to StarTek holders of record on November 14, 2003. The previous quarter's dividend was $0.36 and was the company's first quarter of cash dividend payments.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (C)
  Exhibits

Exhibit No.	Description
99.1	Press Release dated November 5, 2003

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On November 5, 2003, Startek, Inc. issued a press release reporting on its financial results for the quarter ended September 30, 2003. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        This press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.
Date: November 7, 2003	By:	/s/ EUGENE L. MCKENZIE, JR. Eugene L. McKenzie, Jr. Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

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  ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
  ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURES